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                                                                    Exhibit 21.1

BORGWARNER INC. (Parent)

NAME OF SUBSIDIARY
BorgWarner TorqTransfer Systems Inc.
         BorgWarner Powdered Metals Inc.
         BorgWarner South Asia Inc.
                  Divgi-Warner PVT Limited
                  Huazhong (Automotive) Transmission Company, Ltd.
                  Borg-Warner Shenglong (Ningbo) Co. Ltd.
                  BorgWarner TorqTransfer Systems Korea Inc.
         BorgWarner TorqTransfer Systems Beijing Co. Ltd.
         BorgWarner Diversified Transmission Products Inc.
BorgWarner Emissions Systems Inc.
         BorgWarner Emissions Systems of Michigan Inc.
         BorgWarner Emissions Systems Holding Inc.
BorgWarner Thermal Systems Inc.
         BorgWarner Thermal Systems of Michigan Inc.
         BorgWarner Cooling Systems (India) Private Limited
BorgWarner Morse TEC Inc.
         BorgWarner Canada Inc.
         BorgWarner Japan Inc.
                  BorgWarner Morse TEC Japan K.K.
         BorgWarner Automotive Taiwan Co., Ltd.
         BorgWarner Morse TEC Mexico S.A. de C.V.
         BorgWarner Morse TEC Murugappa Pvt. Ltd.
         BorgWarner Morse TEC Korea Ltd.
BorgWarner Transmission Systems Inc.
         BorgWarner NW Inc.
                  BorgWarner Transmission Systems Korea, Inc.
                  NSK-Warner K.K.
         Lapeer Warner, LLC
         BorgWarner Europe Inc.
                  BorgWarner Holding Inc.
                    BW Holding Ltd.
                     BorgWarner Europe GmbH
                        BorgWarner Holdings Ltd.
                             BorgWarner Limited
                                    Kysor Europe Limited
                        Morse TEC Europe S.r.l.
                        BorgWarner Germany GmbH
                          BorgWarner Cooling Systems GmbH
                          BorgWarner Transmission Systems Arnstadt GmbH BorgWarner Transmission Systems GmbH
                              BorgWarner Vertriebs und Verwaltungs GmbH
                                    BorgWarner Turbo Systems Worldwide
                                    Headquarters GmbH
                                        3K Warner Turbosystems GmbH
                                             BorgWarner France S.A.S.
                                                BorgWarner Transmission Systems
                                                Tulle S.A.S.
                                             3K-Warner Turbosystems do Brasil
                                             Ltda.
                                             KKK Societa Italiana
                                             Turbocompressori S.r.l.
                                             BorgWarner Turbo Systems
                                             Alkatreszgyarto Kft.
                                             Hitachi Warner Turbo Systems Ltd.
                                             Turbo Energy Ltd.
        Creon Insurance Agency Limited
                Creon Trustees Limited
        Kuhlman Corporation
                BWA Turbo Systems Holding Corporation
                         BorgWarner Turbo Systems Inc.
                           BorgWarner Cooling Systems Korea, Inc.
                           BorgWarner Automotive Brasil, Ltda.
                           Kysor DO BRASIL LTDA.
                Spring Products Corporation